Exhibit 99.1
First Industrial Realty Trust, Inc.
311 South Wacker Drive
Suite 3900
Chicago, IL 60606
312/344-4300
FAX: 312/922-9851
MEDIA RELEASE
First Industrial Realty Trust Reports
Second Quarter 2011 Results
•	Occupancy of 86.1%, Up 140 Basis Points from 1Q11, 400 Basis Points from 2Q10

•	Raised Approximately $101 Million by Issuing 8.4 Million Common Shares in June 2011

•	Full Year FFO Guidance Range Before One-Time Items Unchanged

•	Completed a $178.3 Million Secured Financing with a 7-Year Term at a Fixed Interest Rate of 4.45%

•	Repurchased $57.1 Million of Long-Dated Senior Notes in 2Q11 and an Additional $9.4 Million in 3Q11 To Date

•	Acquired a 664,000 SF Distribution Center in Houston for Total Investment of $30.6 Million

•	Broke Ground on a 692,000 SF Distribution Center in Southern California in 3Q11

•	Completed Asset Sales Totaling $12.4 Million Comprised of 364,000 Square Feet
CHICAGO, July 27, 2011 — First Industrial Realty Trust, Inc. (NYSE: FR), a leading owner and operator of industrial real estate and provider of supply chain solutions, today announced results for second quarter 2011. Diluted net (loss) available to common stockholders per share (EPS) was ($0.06) in the second quarter, compared to ($0.29) a year ago.
First Industrial’s second quarter FFO was $0.23 per share/unit on a diluted basis, compared to $0.16 per share/unit a year ago.
FFO per share results for the second quarter of 2011 include a $0.06 net impairment reversal primarily related to a held-for-sale land parcel and a $0.04 loss on early retirement of debt. Excluding these one-time items, FFO was $0.21 per share.
“We improved our occupancy by 140 basis points in the second quarter, as our team continued to capture increasing customer demand for industrial space across our portfolio,” said Bruce W. Duncan, First Industrial’s president and CEO. “Our progress on strengthening our balance sheet and leasing enabled us to re-enter the investment market, with the acquisition of a 664,000 square-foot, fully-leased bulk distribution center in Houston and the launch of our new 692,000 square-foot First Inland Logistics Center development in Southern California.”
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Portfolio Performance for On Balance Sheet Properties — Second Quarter 2011
•	In-service occupancy was 86.1% at the end of the quarter, up 140 basis points from 84.7% at the end of the first quarter 2011, and up 400 basis points from 82.1% at the end of the second quarter of 2010.

•	Retained tenants in 67.0% of square footage up for renewal.

•	Excluding lease termination fees, same property cash basis net operating income (NOI) declined 2.7%. Including lease termination fees, same property NOI declined 2.5%.

•	Rental rates decreased 15.1% on a cash basis; leasing costs were $2.77 per square foot, reflecting a higher proportion of new leases compared to the first quarter.
Capital Markets Activities and Financial Position (Balance Sheet Information)
In the second quarter, the Company:
•	Raised approximately $101 million through the sale of 8.4 million common shares in its June offering; also raised approximately $1 million of common equity issued through its ATM program.

•	Completed a $178.3 million secured financing with a 7-year term, secured by 32 properties totaling 5.9 million square feet, at a fixed interest rate of 4.45% over a 30 year amortization schedule.

•	Repurchased $49.6 million of its 7.6% senior unsecured notes due 2028 and $7.5 million of its 7.15% senior unsecured notes due 2027.

•	Retired a $27.4 million mortgage loan with an interest rate of 7.50% prior to its original maturity.

•	Modified a $23.3 million existing mortgage loan, lowering the interest rate from a weighted average of 5.83% to 4.83% over a new five year term.
In the third quarter to date, the Company:
•	Repurchased $9.4 million of its 7.6% senior unsecured notes due 2028.
“Through our $101 million June equity offering and $178 million May secured financing, we raised capital to further delever as well as provide balance sheet flexibility to retire our 2011 and 2012 senior notes maturities and fund investments for growth,” said Scott Musil, chief financial officer.
Investment and Divestment Activities
In the second quarter, the Company:
•	Acquired its joint venture partner’s 85% interest in a 664,000 square-foot distribution center in Houston for a total investment of $30.6 million at an in-place cap rate of 8.4%, including the assumption of a $24.4 million first mortgage.

•	Completed the sale of four industrial properties totaling approximately 364,000 square feet of GLA for gross proceeds of approximately $12.4 million at a weighted average expected cap rate of 8.3%.
In the third quarter to date, the Company:
•	Broke ground on the First Inland Logistics Center, a 692,000 square-foot distribution center in the Inland Empire in Southern California, with an estimated incremental investment of $29 million.

•	Completed the sale of one property totaling approximately 204,000 square feet of GLA for gross proceeds of approximately $3.1 million.
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Common Dividend Policy
First Industrial’s dividend policy is to distribute the minimum amount required to maintain its REIT status. The Company did not declare any common stock dividends in 2010 and may not pay common stock dividends in 2011, depending on its taxable income. If required to pay common stock dividends in 2011, the Company may elect to satisfy this obligation by distributing a combination of cash and common shares.
Outlook for 2011
Mr. Duncan stated, “Demand for industrial real estate continues to improve. We expect to grow our portfolio occupancy in the second half of 2011; however, rental rate comparisons on lease rollovers will remain challenging.”

	Low End of	High End of
	Guidance for 2011	Guidance for 2011
	(Per share/unit)	(Per share/unit)
Net Income (Loss) Available to Common Stockholders	(0.42)	(0.32)
Add: Real Estate Depreciation/Amortization	1.33	1.33
Less: Gain from Sale of Depreciated Properties YTD through 2Q11	(0.09)	(0.09)

FFO (NAREIT Definition)	$0.82	$0.92

FFO Excluding Restructuring Charges, Loss from Early Retirement of Debt, and Impairment of Real Estate	$0.83	$0.93

The following assumptions were used:
•	Average in-service occupancy for 2011 of 85.0% to 87.0%.

•	Same-store NOI of -1% to 1% for the full year.

•	JV FFO of $1.5 million, an increase of $0.2 million from prior guidance related to additional economics in 2Q11 from joint ventures concluded in 2010.

•	General and administrative expense of approximately $22.5 million to $23.5 million, a reduction of $0.5 million at the midpoint due to a one-time reversal related to a state franchise tax matter in the second quarter.

•	The Company plans to sell additional properties in 2011 depending upon market conditions, including previously depreciated assets, the impact of which is not included in our FFO and EPS guidance above.

•	Guidance includes the impact of the repurchase of $9.4 million of 7.6% senior unsecured notes due 2028 completed in the third quarter.

•	Guidance does not include the impact of any future debt repurchases prior to maturity or future debt issuances.

•	FFO and EPS guidance does not include the impact of any additional property investments.

•	FFO and EPS guidance does not include the impact of issuing additional equity for the remainder of 2011, which the Company may elect to do, depending on market conditions.
A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economies of North America, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.
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FFO Definition
First Industrial reports FFO in accordance with the NAREIT definition to provide a comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.
About First Industrial Realty Trust, Inc.
First Industrial Realty Trust, Inc. (NYSE: FR) is a leading owner and operator of industrial real estate and provider of supply chain solutions to multinational corporations and regional customers. Across major markets in North America, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. We have a track record of industry leading customer service, and in total, we own, manage and have under development approximately 73 million square feet of industrial space. For more information, please visit us at www.firstindustrial.com. We post or otherwise make available on this website from time to time information that may be of interest to investors.
Forward-Looking Information
This press release and the presentation to which it refers contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “should” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities (including the Internal Revenue Service); our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) to us and to our potential counterparties; the availability and attractiveness of terms of additional debt repurchases; interest rates; our credit agency ratings; our ability to comply with applicable financial covenants; competition; changes in supply and demand for industrial properties (including land, the supply and demand for which is inherently more volatile than other types of industrial property) in the Company’s current and proposed market areas; difficulties in consummating acquisitions and dispositions; risks related to our investments in properties through joint ventures; environmental liabilities; slippages in development or lease-up schedules; tenant creditworthiness; higher-than-expected costs; changes in asset valuations and related impairment charges; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; international business risks; and those additional factors described under the heading “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2010 and in the Company’s subsequent reports on Form 10-Q. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.
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A schedule of selected financial information is attached.
First Industrial Realty Trust, Inc. will host a quarterly conference call at 11:00 a.m. CDT, 12:00 p.m. EDT, on Thursday, July 28, 2011. The conference call may be accessed by dialing (888) 823-7459 and the passcode is “First Industrial”. The conference call will also be webcast live on the Investor Relations page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.
The Company’s second quarter supplemental information can be viewed on First Industrial’s website, www.firstindustrial.com, under the “Investor Relations” tab.

Contact:	Art Harmon Senior Director, Investor Relations and Corporate Communications 312-344-4320
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FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010
Statement of Operations and Other Data:
Total Revenues	$73,323	$74,378	$147,607	$150,972

Property Expenses	(23,866)	(23,719)	(49,906)	(50,081)
General & Administrative Expense	(4,768)	(7,375)	(10,037)	(16,292)
Restructuring Costs	(393)	(947)	(1,553)	(1,211)
Impairment of Real Estate	5,879	—	7,760	(9,155)
Depreciation of Corporate F,F&E	(352)	(521)	(757)	(1,027)
Depreciation and Amortization of Real Estate	(28,026)	(28,704)	(55,090)	(56,616)
Construction Expenses	—	—	—	(209)

Total Expenses	(51,526)	(61,266)	(109,583)	(134,591)

Interest Income	887	1,008	1,867	2,083
Interest Expense	(25,746)	(25,637)	(52,548)	(53,332)
Amortization of Deferred Financing Costs	(1,077)	(793)	(2,162)	(1,614)
Loss from Early Retirement of Debt	(3,233)	(4,320)	(4,259)	(3,965)
Mark-to-Market Loss on Interest Rate Protection Agreements	(232)	(1,324)	(188)	(1,458)
Foreign Currency Exchange Loss, Net	—	(190)	—	(190)

Loss from Continuing Operations Before Equity in Income of Joint Ventures, Gain on Change in Control of Interests and Income Tax Benefit (Provision)	(7,604)	(18,144)	(19,266)	(42,095)

Equity in Income of Joint Ventures (b)	99	582	135	123
Gain on Change in Control of Interests	689	—	689	—
Income Tax Benefit (Provision)	280	(2,511)	490	(2,636)

Loss from Continuing Operations	(6,536)	(20,073)	(17,952)	(44,608)

Income from Discontinued Operations (Including Gain on Sale of Real Estate of $3,537 and $3,610 for the Three Months Ended June 30, 2011 and June 30, 2010, respectively, and $7,341 and $7,619 for the Six Months Ended June 30, 2011 and June 30, 2010 respectively)	8,416	4,964	16,090	9,997
Provision for Income Taxes Allocable to Discontinued Operations (Including $1,919 and $0 Allocable to Gain on Sale of Real Estate for the Three Months Ended June 30, 2011 and June 30, 2010, respectively, and $2,434 and $0 for the Six Months Ended June 30, 2011 and June 30, 2010, respectively)	(1,974)	—	(2,615)	—

Loss Before Gain on Sale of Real Estate	(94)	(15,109)	(4,477)	(34,611)

Gain on Sale of Real Estate	—	—	—	1,072
Provision for Income Taxes Allocable to Gain on Sale of Real Estate	—	—	—	(380)

Net Loss	(94)	(15,109)	(4,477)	(33,919)

Net Loss Attributable to the Noncontrolling Interest	290	1,561	943	3,457

Net Income (Loss) Attributable to First Industrial Realty Trust, Inc.	196	(13,548)	(3,534)	(30,462)

Preferred Dividends	(4,947)	(4,979)	(9,874)	(9,939)

Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$(4,751)	$(18,527)	$(13,408)	$(40,401)

RECONCILIATION OF NET LOSS AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (c) AND FAD (c)

Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$(4,751)	$(18,527)	$(13,408)	$(40,401)

Depreciation and Amortization of Real Estate	28,026	28,704	55,090	56,616
Depreciation and Amortization of Real Estate Included in Discontinued Operations	508	6,525	1,459	12,603
Noncontrolling Interest	(290)	(1,561)	(943)	(3,457)
Depreciation and Amortization of Real Estate from Joint Ventures (b)	157	(65)	345	851
Gain on Change in Control of Interests	(689)	—	(689)	—
Non-NAREIT Compliant Gains	(3,537)	(3,610)	(7,341)	(7,618)
Non-NAREIT Compliant Gains from Joint Ventures (b)	(87)	(232)	(87)	(97)

Funds From Operations (NAREIT) (“FFO”) (c)	$19,337	$11,234	$34,426	$18,497

Loss from Early Retirement of Debt	3,233	4,320	4,259	3,965
Restricted Stock Amortization	1,081	1,778	1,726	3,277
Amortization of Deferred Financing Costs	1,077	793	2,162	1,614
Depreciation of Corporate F,F&E	352	521	757	1,027
Mark-to-Market Loss on Interest Rate Protection Agreements	232	1,324	188	1,458
Impairment of Real Estate	(5,879)	—	(7,760)	9,155
Impairment of Real Estate Included in Discontinued Operations	1,108	—	2,937	—
Non-Incremental Capital Expenditures	(12,571)	(7,060)	(22,002)	(15,933)
Straight-Line Rent	(1,794)	(1,745)	(4,341)	(4,476)

Funds Available for Distribution (“FAD”) (c)	$6,176	$11,165	$12,352	$18,584

FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010
RECONCILIATION OF NET LOSS AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO EBITDA (c) AND NOI (c)
Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$(4,751)	$(18,527)	$(13,408)	$(40,401)
Interest Expense	25,746	25,637	52,548	53,332
Restructuring Costs	393	947	1,553	1,211
Impairment of Real Estate	(5,879)	—	(7,760)	9,155
Impairment of Real Estate Included in Discontinued Operations	1,108	—	2,937	—
Depreciation and Amortization of Real Estate	28,026	28,704	55,090	56,616
Depreciation and Amortization of Real Estate
Included in Discontinued Operations	508	6,525	1,459	12,603
Preferred Dividends	4,947	4,979	9,874	9,939
Provision for Income Taxes	1,694	2,511	2,125	3,016
Noncontrolling Interest	(290)	(1,561)	(943)	(3,457)
Loss from Early Retirement of Debt	3,233	4,320	4,259	3,965
Amortization of Deferred Financing Costs	1,077	793	2,162	1,614
Depreciation of Corporate F,F&E	352	521	757	1,027
Depreciation and Amortization of Real Estate from Joint Ventures (b)	157	(65)	345	851
Gain on Change in Control of Interests	(689)	—	(689)	—
Non-NAREIT Compliant Gains	(3,537)	(3,610)	(7,341)	(7,618)
Non-NAREIT Compliant Gains from Joint Ventures (b)	(87)	(232)	(87)	(97)

EBITDA (c)	$52,008	$50,942	$102,881	$101,756

General and Administrative Expense	4,768	7,375	10,037	16,292
Foreign Currency Exchange Loss, Net	—	190	—	190
Mark-to-Market Loss on Interest Rate Protection Agreements	232	1,324	188	1,458
NAREIT Compliant Economic Gains (c)	—	—	—	(1,073)
FFO of Joint Ventures (c)	(446)	(2,259)	(980)	(4,918)

Net Operating Income (“NOI”) (c)	$56,562	$57,572	$112,126	$113,705

RECONCILIATION OF GAIN ON SALE OF REAL ESTATE TO NAREIT COMPLIANT ECONOMIC GAINS (c)

Gain on Sale of Real Estate	$—	$—	$—	$1,072
Gain on Sale of Real Estate included in Discontinued Operations	3,537	3,610	7,341	7,619
Non-NAREIT Compliant Gains	(3,537)	(3,610)	(7,341)	(7,618)

NAREIT Compliant Economic Gains (c)	$—	$—	$—	$1,073

Weighted Avg. Number of Shares/Units Outstanding — Basic/Diluted (a)	85,029	68,214	80,540	67,704
Weighted Avg. Number of Shares Outstanding — Basic/Diluted (a)	79,727	62,838	75,208	62,320

Per Share/Unit Data:
FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$19,337	$11,234	$34,426	$18,497
- Basic/Diluted (a)	$0.23	$0.16	$0.43	$0.27

Loss from Continuing Operations, including Gain on Sale of Real Estate, Net of Income Tax	$(6,536)	$(20,073)	$(17,952)	$(43,916)
Add: Noncontrolling Interest Allocable to Continuing Operations and Gain on Sale of Real Estate	688	1,948	1,828	4,245
Less: Preferred Dividends	(4,947)	(4,979)	(9,874)	(9,939)

Loss from Continuing Operations Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$(10,795)	$(23,104)	$(25,998)	$(49,610)
- Basic/Diluted (a)	$(0.14)	$(0.37)	$(0.35)	$(0.80)

Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$(4,751)	$(18,527)	$(13,408)	$(40,401)
- Basic/Diluted (a)	$(0.06)	$(0.29)	$(0.18)	$(0.65)

Balance Sheet Data (end of period):
Real Estate Before Accumulated Depreciation	$2,734,114	$3,317,278
Real Estate and Other Held For Sale, Net	312,211	4,667
Total Assets	2,735,741	3,029,501
Debt	1,549,191	1,861,409
Total Liabilities	1,651,809	1,985,017
Total Equity	$1,083,932	$1,044,484

a) Pursuant to guidance issued by the FASB regarding the calculation of earnings per share, the diluted weighted average number of shares/units outstanding and the diluted weighted average number of shares outstanding are the same as the basic weighted average number of shares/units outstanding and the basic weighted average number of shares outstanding, respectively, for periods in which continuing operations is a loss, as the dilutive effect of stock options and restricted units would be antidilutive to the loss from continuing operations per share.
GAAP requires unvested equity based compensation awards that have nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) to be included in the two class method of the computation of EPS. For the three and six months ended June 30, 2011 and June 30, 2010, there was no impact on basic and diluted EPS as participating security holders are not obligated to share in losses. The Company conforms the calculation of FFO and FAD with the calculation of EPS.
b) Represents the Company’s pro rata share of net income (loss), depreciation and amortization on real estate and Non-NAREIT Compliant Gains (Loss).
c) Investors in and analysts following the real estate industry utilize FFO, NOI, EBITDA and FAD, variously defined, as supplemental performance measures. While the Company believes net income (loss) available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and FAD, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. FAD provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.
As used herein, the Company calculates FFO to be equal to net income (loss) available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, plus depreciation and amortization on real estate less non-NAREIT Compliant Gains (Loss).
NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.
EBITDA is defined as NOI, plus the equity in FFO of the Company’s joint ventures which are accounted for under the equity method of accounting, plus NAREIT Compliant Economic Gains (Loss), plus or minus mark-to-market gain or loss on interest rate protection agreements, minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations.
FAD is defined as EBITDA, minus GAAP interest expense, minus restructuring costs, minus preferred stock dividends, minus straight-line rental income, minus provision for income taxes or plus benefit for income taxes, minus or plus mark-to-market gain or loss on interest rate protection agreements, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.
FFO, NOI, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and FAD should not be considered as substitutes for net income (loss) available to common stockholders and participating securities (calculated in accordance with GAAP), as a measure of results of operations, or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and FAD, as currently calculated by the Company, may not be comparable to similarly titled, but variously calculated, measures of other REITs.
In addition, the Company considers cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of its operating performance. Same store properties, for the period beginning January 1, 2011, include all properties owned prior to January 1, 2010 and held as an operating property through the end of the current reporting period and developments and redevelopments that were placed in service or were substantially completed for 12 months prior to January 1, 2010 (the “Same Store Pool”). The Company defines SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent and the amortization of above/below market rent. For the quarters ended June 30, 2011 and June 30, 2010, NOI was $56,562 and $57,572, respectively; NOI of properties not in the Same Store Pool was $(812) and $(320), respectively; the impact of straight-line rent and the amortization of above/below market rent was $2,189 and $2,216, respectively. The Company excludes straight-line rents and above/below market rent amortization in calculating SS NOI because the Company believes it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the Company believes that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income (loss) as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, the Company’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.